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EXHIBIT 5.1

[LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]

December 28, 2010

Caliper Life Sciences, Inc.
68 Elm Street
Hopkinton, MA 01748

Ladies and Gentlemen:

        We have acted as counsel to Caliper Life Sciences, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the sale by certain selling stockholders of up to an aggregate of 1,721,671 shares (the "Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock"), received, or to be received, in connection with the Agreement and Plan of Merger, dated as of December 8, 2010, by and among the Company, Cricket Acquisition Corporation, Cambridge Research & Instrumentation, Inc. and Theodore I. Les, as stockholder representative (the "Merger Agreement").

        In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant, as well as the Registration Statement and the exhibits thereto and the Merger Agreement.

        In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. For purposes of this opinion, we have assumed that such proceedings were timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

        Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States federal laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

        Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that (i) the Shares issued on the closing date of the merger in accordance with the terms and conditions set forth in the Merger Agreement (including those Shares placed in escrow) are validly issued, fully paid and nonassessable and (ii) the Shares that may be issued in connection with the working capital adjustment in accordance with the terms and conditions set forth in the Merger Agreement will be, if and when issued in accordance with the terms and conditions set forth in the Merger Agreement, validly issued, fully paid and nonassessable.

        The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

        We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable. We have assumed that, at the time of issuance and sale of the Shares, a sufficient number of shares of Common Stock were authorized and available for issuance and that the consideration for the issuance and sale of the Shares is in an amount that is not less than the par value of the Shares. We have not independently verified any of the foregoing assumptions.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

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  EXHIBIT 5.1
[LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]